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                                                                     EXHIBIT 2.2

                           ARTICLES OF SHARE EXCHANGE

         Pursuant to the provisions of Sections 48-21-104 of the Tennessee Business Corporation Act (the "Act"), the undersigned corporations, by and through their respective boards of directors, adopt the following Articles of Share Exchange:

         1. The Agreement and Plan of Share Exchange (the "Agreement"), in the form attached hereto, was approved by the Board of Directors of Community First Bank & Trust (the "Bank") in the manner prescribed in the Act, Shareholder approval not being required pursuant to Section 48-21-104(h) of the Act.

         2. The Agreement was approved by the Board of Directors of Community First, Inc. (the "Company") in the manner prescribed in the Act, Shareholder approval not being required pursuant to the Act because the Company has not had shareholders prior to the effective date of these Articles of Share Exchange.

         3. As to the Bank, the Agreement was duly adopted at a meeting of the board of directors on April 16, 2002. The Bank is a Tennessee-chartered commercial banking corporation. Its charter of incorporation is filed in Maury County, Tennessee, and with the Tennessee Secretary of State.

         4. As to the Company, the Agreement was duly adopted at a meeting of the board of directors on April 16, 2002. The Company is a domestic corporation registered as a bank holding company under the Bank Holding Company Act of 1956. Its charter of incorporation is filed in Maury County, Tennessee, and with the Tennessee Secretary of State.

         5. The share exchange is to take effect upon the filing of these Articles of Share Exchange with the Tennessee Secretary of State. A copy will also be filed with the Federal Reserve System Board of Governors, the Tennessee Department of Financial Institutions, and the Register's Office for Maury County, Tennessee.

         Dated: April 16, 2002

                                    COMMUNITY FIRST BANK & TRUST



                                    By:  /s/  Mark W. Hines
                                       -----------------------------------------
                                       Mark W. Hines, President



                                    By:  /s/  Marc R. Lively
                                       -----------------------------------------
                                       Marc Lively, Secretary


                                    COMMUNITY FIRST, INC.



                                    By:  /s/  Marc R. Lively
                                       -----------------------------------------
                                       Marc R. Lively, President



                                    By:  /s/  Mark W. Hines
                                       -----------------------------------------
                                       Mark W. Hines, Secretary